EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Hancock Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New Orleans, Louisiana

July 25, 2014

PricewaterhouseCoopers LLP, 639 Loyola Avenue, Suite 1800, New Olreans, LA 70113 T: (504) 558 8200, F: (504) 558 8960, www.pwc.com/us